Exhibit 32.1

SECTION 1350 CERTIFICATION

I, Edwin W. Hortman, Jr., President and Chief Executive Officer of Ameris Bancorp (the “Company”), do hereby certify, in accordance with 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Amendment No. 1 to Annual Report on Form 10-K/A of the Company for the year ended December 31, 2009 (the “Periodic Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	April 13, 2010	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.,
President and Chief Executive Officer (principal executive officer)